UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Alcentra Capital Corporation

(Exact name of Registrant as specified in Its Charter)

Maryland	46-2961489
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

200 Park Avenue, 7th Floor
New York, NY	10166
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

Common Stock, par value $.001 per share	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable) 333-194521

Securities to be registered pursuant to Section 12 (g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Alcentra Capital Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Our Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-194521), filed with the Securities and Exchange Commission on April 28, 2014, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

a.1	Articles of Amendment and Restatement (1)

b.1	Bylaws (1)

d.1	Form of Stock Certificate (2)

(1)	Incorporated by reference to Alcentra Capital Corporation’s registration statement on Form N-2 (File No. 333-194521) filed on March 12, 2014.

(2)	Incorporated by reference to Pre-effective Amendment No. 4 to Alcentra Capital Corporation’s registration statement on Form N-2 (File No. 333-194521) filed on April 28, 2014.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alcentra Capital Corporation

By:   /s/ Paul J. Echausse, Esq.

  Name:   Paul J. Echausee, Esq.

  Title:   President and Chief Executive Officer

Date: May 8, 2014